Exhibit 99.1

News Release

CONTACTS:
Magma Design Automation Inc.:
Monica Marmie	Milan G. Lazich
Director, Marketing Communications	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
monical@magma-da.com	milan.lazich@magma-da.com

Magma Reports Record Revenue for Fourth Quarter and Fiscal Year 2007

Q4 revenue of $50.1 million is 13.9 percent increase over year-ago period

SAN JOSE, Calif., April 26, 2007 –– Magma Design Automation Inc. (Nasdaq: LAVA), a provider of semiconductor design software, today reported record revenue for its fourth quarter and fiscal year ended April 1, 2007. For the fourth quarter, Magma reported revenue of $50.1 million, an increase of 13.9 percent over the $44.0 million reported for the year-ago fourth quarter, ended April 2, 2006. Magma reported revenue of $178.2 million for the fiscal year, an increase of 8.6 percent over the $164.0 million the company achieved in fiscal 2006, ended April 2, 2006.

“Throughout fiscal 2007 we characterized it as a year of investment, and those investments are paying off,” said Rajeev Madhavan, chairman and CEO of Magma. “Our product teams delivered a range of new products that have positioned us to compete in several new markets. We achieved record revenue for the year and surpassed $50 million in revenue for the first time in the company’s history in the fourth quarter. We enter fiscal 2008 with a great deal of momentum.”

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(24.5) million, or $(0.65) per share (basic and diluted), for the fourth quarter, compared to a net loss of $(6.2) million, or $(0.18) per share (basic and diluted), for the year-ago fourth quarter. For fiscal 2007 Magma reported a GAAP net loss of $(61.2) million, or $(1.67) per share (basic and diluted), compared to a net loss of $(20.9) million, or $(0.61) per share (basic and diluted), for fiscal 2006.

Non-GAAP Results

Magma’s non-GAAP net income was $3.7 million for the quarter, or $0.09 per share (diluted), which compares to non-GAAP net income of $4.1 million, or $0.10 per share (diluted), for the year-ago fourth quarter. For fiscal 2007 Magma’s non-GAAP net income was $9.0 million, or $0.22 per share (diluted), compared to the company’s non-GAAP net income of $14.9 million, or $0.37 per share (diluted), for the year-ago fiscal year.

Non-GAAP net income for the fourth quarter of fiscal 2007 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, litigation settlement and related legal expenses, expenses associated with lease amendment and related headquarter office relocation, net gain on exchange of convertible notes, debt discount accretion, charges associated with losses in equity investments, acquisition-related expenses and the tax effects of these adjustments. Non-GAAP net income for the fourth quarter of fiscal 2006 excludes the effects of amortization of developed technology, amortization of intangible assets, amortization of deferred stock-based compensation, acquisition-related expenses, charges associated with losses in equity investments and the tax effects of these adjustments. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

Non-GAAP net income reflects the costs of Magma’s patent litigation with Synopsys, Inc. (“Synopsys”) which continued to have an impact on profitability. Litigation expenses in the fourth quarter were $1.9 million, or $0.03 per share (diluted). On March 30, 2007, Magma entered into a settlement agreement with Synopsys pursuant to which Magma and Synopsys agreed to settle all pending litigation between them and Magma agreed to make a payment to Synopsys of $12.5 million toward the settlement of this dispute.

In the fourth quarter Magma generated cash flow from operations of approximately $9.6 million. The company generated $6.7 million free cash flow (defined as cash flow from operations less capital expenditures).

Business Outlook

For Magma’s fiscal 2008 first quarter, ending July 1, 2007, the company expects total revenue in the range of $46 million to $48 million. GAAP net loss per share is expected to be in the range of $(0.23) to $(0.21) and non-GAAP earnings per share (EPS) is expected to be in the range of $0.07 to $0.09. A schedule showing a reconciliation of the projected non-GAAP EPS to GAAP EPS results is included in this release. A Financial Data Supplement containing detailed financial information intended to provide guidance and further insight into our business is available online at http://investor.magma-da.com/supplement.cfm in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, in-process research and development charges, litigation settlement and related legal expenses, integration and other acquisition-related expenses, workforce realignment restructuring charges, expenses associated with lease amendment and related headquarter office relocation, net gain on exchange of convertible notes, debt discount accretion, and the tax effects of its non-GAAP adjustments (yielding a non-GAAP effective tax rate of 23.0 percent for fiscal 2007) and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) total cost of revenue; (5) gross profit; (6) operating expenses, research and development; (7) operating expenses, in-process research and development; (8) operating expenses, sales and marketing; (9) operating expenses, general and administrative; (10) operating expenses, amortization of intangible asset; (11) total operating expenses; (12) operating income (loss); (13) other income (expense), net; (14) total other income (expense), net; (15) net income (loss) before income taxes; (16) provision for income taxes; (17) net income (loss) before cumulative effect of change in accounting principle; (18) cumulative effect of change in accounting principle; (19) net income (loss); and (20) net income (loss) per share. To determine its non-GAAP provision for income taxes, Magma recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Similarly, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as in-process research and development charges, in order to make more consistent and meaningful evaluations of Magma’s operating expenses. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as those relating to workforce reductions executed in the ordinary course of business, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter, including forward-looking guidance, during a live earnings call today at 1:30 p.m. PDT. The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:	(866) 290-0880
Elsewhere:	(913) 312-1229

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through May 3, 2007. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PDT on May 3 by calling:

U.S. & Canada:	(719) 457-0820, code #6963740
Elsewhere:	(888) 203-1112, code #6963740

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in the EDA market; Magma’s ability to integrate acquired businesses and technologies; potentially higher-than-anticipated costs of litigation; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-Q for the fiscal quarter ended December 31, 2006. Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma’s software for integrated circuit (IC) design is recognized as embodying the best in semiconductor technology. The world’s top chip companies use Magma’s EDA software to design and verify complex, high-performance ICs for communications, computing, consumer electronics and networking applications, while at the same time reducing design time and costs. Magma provides software for IC implementation, analysis, physical verification, characterization and programmable logic design, and the company’s integrated RTL-to-GDSII design flow offers “The Fastest Path from RTL to Silicon”™. Magma is headquartered in San Jose, Calif. with offices around the world. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “The Fastest Path from RTL to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	April 1, 2007	April 2, 2006
ASSETS
Current assets:
Cash and cash equivalents	$45,338	$58,550
Restricted cash	4,997	58
Short-term investments	10,700	38,608
Accounts receivable, net	41,086	33,849
Prepaid expenses and other current assets	4,126	4,096

Total current assets	106,247	135,161
Property and equipment, net	17,866	20,062
Intangibles, net	56,874	75,735
Goodwill	48,499	43,985
Restricted cash	4,700	3,841
Other assets	5,460	5,280

Total assets	$239,646	$284,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,442	$2,479
Accrued expenses	53,254	31,833
Deferred revenue, current	28,417	24,622

Total current liabilities	89,113	58,934

Convertible subordinated notes, net	63,077	105,500
Line of credit	3,000	—
Other long-term liabilities	1,689	5,727

Total liabilities	156,879	170,161

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	310,825	286,336
Deferred stock-based compensation	—	(2,020)
Accumulated deficit	(197,808)	(136,581)
Treasury stock at cost	(29,162)	(32,650)
Accumulated other comprehensive loss	(1,092)	(1,186)

Total stockholders’ equity	82,767	113,903

Total liabilities and stockholders’ equity	$239,646	$284,064

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	April 1, 2007	April 2, 2006	April 1, 2007	April 2, 2006
Revenue:
Licenses	$30,863	$27,676	$101,991	$86,418
Bundled licenses and services	10,648	10,071	42,925	52,833
Services	8,627	6,258	33,237	24,793

Total revenue	50,138	44,005	178,153	164,044

Cost of revenue:
Licenses	6,853	5,245	24,125	16,267
Bundled licenses and services	3,116	2,720	12,935	13,404
Services	4,815	3,585	17,519	12,044

Total cost of revenue	14,784	11,550	54,579	41,715

Gross profit	35,354	32,455	123,574	122,329

Operating expenses:
Research and development	16,909	13,291	63,625	50,085
In-process research and development	—	—	1,300	450
Sales and marketing	16,708	13,103	60,041	46,539
General and administrative	25,702	10,139	55,370	39,935
Amortization of intangible assets	2,276	2,697	11,011	11,849

Total operating expenses	61,595	39,230	191,347	148,858

Operating loss	(26,241)	(6,775)	(67,773)	(26,529)

Other income (expense):
Interest income	548	833	2,729	2,875
Interest expense	(274)	(220)	(723)	(849)
Other income (expense), net	1,378	(207)	5,263	6,115

Total other income, net	1,652	406	7,269	8,141

Net loss before income taxes	(24,589)	(6,369)	(60,504)	(18,388)
Provision for (benefit from) income taxes	(98)	(143)	1,002	2,549

Net loss before cumulative effect of change in accounting principle	(24,491)	(6,226)	(61,506)	(20,937)
Cumulative effect of change in accounting principle	—	—	321	—

Net loss	$(24,491)	$(6,226)	$(61,185)	$(20,937)

Net loss per share – basic and diluted	$(0.65)	$(0.18)	$(1.67)	$(0.61)

Shares used in calculation:
Basic and diluted	37,557	34,677	36,605	34,348

Reconciliation of Fourth Quarter and Fiscal Year GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation	Three Months Ended		Twelve Months Ended
(in thousands)	April 1, 2007	April 2, 2006	April 1, 2007	April 2, 2006
GAAP net loss	$(24,491)	$(6,226)	$(61,185)	$(20,937)
Cost of license revenue
Amortization of developed technology	6,631	5,223	23,368	15,965
Cost of bundled license and services revenue
Amortization of developed technology	1,808	1,501	7,770	7,711
Stock-based compensation	57	7	267	24
Cost of service revenue
Stock-based compensation	222	20	986	54
Research and development
Stock-based compensation	1,123	542	5,880	4,150
Acquisition related expenses	425	882	2,797	2,134
In-process research and development	—	—	1,300	450
Sales and marketing
Stock-based compensation	794	42	3851	131
General and administrative
Stock-based compensation	1,060	55	4,580	217
Litigation settlement and related legal expense	14,456	—	14,456	750
Expenses associated with lease amendment and headquarter office relocation	1,864	—	1,864	—
Amortization of intangible assets	2,276	2,697	11,011	11,849
Other income (expense)
Net gain on exchange or repurchase of convertible notes and loss on sale of marketable securities in conjunction with the repurchase	(1,723)	—	(6,532)	(8,120)
Debt discount accretion	45		45
Loss on equity investments	165	149	605	1,003
Cumulative adjustment due to change in accounting principle	—	—	(321)	—

Tax effect	(1,016)	(835)	(1,699)	(430)

Non-GAAP net income	$3,696	$4,057	$9,043	$14,951

Reconciliation of Fourth Quarter and Fiscal Year GAAP and Non-GAAP Financial Results

	Three Months Ended		Twelve Months Ended
Earnings/(Loss) Per Share Reconciliation	April 1, 2007	April 2, 2006	April 1, 2007	April 2, 2006
GAAP net loss	$(0.65)	$(0.18)	$(1.67)	$(0.61)
Cost of license revenue
Amortization of developed technology	0.18	0.15	0.64	0.46
Cost of bundled license and services revenue
Amortization of developed technology	0.05	0.04	0.21	0.22
Stock-based compensation	—	—	0.01	—
Cost of service revenue
Stock-based compensation	0.01	—	0.03	—
Research and development
Stock-based compensation	0.03	0.02	0.16	0.13
Acquisition related expenses	0.01	0.03	0.08	0.06
In-process research and development	—	—	0.04	0.01
Sales and marketing
Stock-based compensation	0.02	—	0.11	—
General and administrative
Stock-based compensation	0.03	—	0.12	0.01
Litigation settlement and related legal expense	0.39	—	0.39	0.02
Expenses associated with lease amendment and headquarter office relocation	0.05	—	0.05	—
Amortization of intangible assets	0.06	0.08	0.30	0.35
Other income (expense)
Net gain on exchange or repurchase of convertible notes and loss on sale of marketable securities in conjunction with the repurchase	(0.05)	—	(0.18)	(0.24)
Debt discount accretion	—	—	—	—
Loss on equity investments	—	—	0.02	0.03
Cumulative adjustment due to change in accounting principle	—	—	(0.01)	—
Tax effect	(0.03)	(0.02)	(0.05)	(0.01)

Non-GAAP net income	$0.10	$0.12	$0.25	$0.43

Non-GAAP net income (diluted)	$0.09	$0.10	$0.22	$0.37

Basic shares used in calculation	37,557	34,677	36,605	34,348
Diluted shares used in calculation*	42,144	40,887	40,799	40,158

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF APRIL 1, 2007

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET INCOME PER SHARE AND NET INCOME

(Unaudited)

Quarter Ending July 1, 2007
GAAP diluted net loss per share	$(0.23) to $ (0.21)
Amortization of developed technology and intangibles	$0.20
Amortization of deferred stock-based compensation	$0.08
Acquisition related expenses	$0.02

Non-GAAP diluted net income per share	$0.07 to $0.09

(in millions)	Quarter Ending July 1, 2007
GAAP net loss	$(10) to $ (9)
Amortization of developed technology and intangibles	$8
Amortization of deferred stock-based compensation	$4
Acquisition related expenses	$1

Non-GAAP net income	$3 to $4